Execution Copy

Loan Agreement

Dated as of December ___, 2011

By and between:
Hotel Outsource Management International, Inc., a Delaware corporation whose address for the purposes of notices sent under this Agreement shall be One Embarcadero Center, Suite 500, San Francisco CA 94111, Fax: +1-415-433 5994, e-mail: jackronnel@my-homi.com; with a copy to Reif & Reif Law Offices, 6-2 HaSitvanit Street., Bet Shemesh 99552, Israel, Fax: +972-2-999-7993, e-mail: Mail@ReifLaw.com (the “Borrower”);

And:	Bahry Business & Finance (1994) Ltd, of 1 Gan HaShikmim Street, Savyon 56905, Israel (the “Lender”);

Whereas:	Lender loaned NIS 1,125,000 to Borrower, pursuant to an agreement dated January 28, 2010 (the “Previous Loan” and the “Previous Agreement”, respectively); and

Whereas:
In accordance with the terms of the Previous Loan Agreement, Borrower has paid all the interest and index-linkage payments on the Previous Loan that have accrued up until the date hereof, but has not repaid any of the principal of the Previous Loan, such that the total amount outstanding and owed to Lender by Borrower, under the Previous Loan Agreement, is, as of the date hereof, equal to the original principal of the Previous Loan, namely, NIS 1,125,000; and

Whereas:	Pursuant to the Previous Loan Agreement, Borrower was scheduled to begin repaying the principal on the Previous Loan, commencing as of the end of Q1/2012; and

Whereas:
Borrower still requires additional funds, as medium term financing until its business becomes cash-flow positive, which, in the current economic climate, it anticipates that it will not be able to obtain from banking institutions in the immediate future; and

Whereas:	Borrower has requested that Lender, which is owned by the Chairman of Borrower, assist Borrower by agreeing to renew the Previous Loan under the terms set forth in this Agreement below; and

Whereas:	Lender is willing to renew the Previous Loan, all subject to and in accordance with the terms of this Agreement;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower the principal amount of NIS 1,125,000 (one million, one hundred and twenty-five thousands NIS) (the “Loan”), in the following manner.

1.1
At Borrower’s request, Lender agrees to recycle  the Previous Loan, such that, as of the date hereof and upon this Agreement being signed by Lender and Borrower (the “Loan Date”), Borrower shall be deemed to have fulfilled all of its obligations under the Previous Loan Agreement, and the aforementioned amount shall concurrently be deemed re-loaned to Borrower by Lender, under the terms set forth herein.

1.2
For avoidance of any doubt, as of the Loan Date, upon enaction of the provisions of Section 1.1 above, Borrower shall have discharged all of its obligations and undertakings pursuant to the Previous Loan Agreement, and neither Party shall have any claim against the other in respect of the Previous Loan Agreement.

2.	Interest

2.1	Interest will accrue on the entire outstanding balance of the Loan, commencing as of the Loan Date, at the rate of 6% per annum (the “Interest”).

Loan Agreement: HOMI - Bahry
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2.2
The Loan and the Interest shall be linked to Israel’s Consumer Price Index, with the base index being the index most recently published prior to the date of this Agreement. Each repayment of Loan and/or Interest hereunder shall be adjusted in accordance with the ratio between the index most recently published before the date of such repayment, and the base index as described above. For example, if the base index was 10, and the index at the repayment was 11, then the repayment would be adjusted upwardly by 10%. All references herein to payments of Loan and/or Interest shall be deemed to refer to the payment as adjusted in accordance with the index linking specified above.

3.	Repayment

3.1
Borrower shall repay the entire Loan, with all accrued Interest in 16 (sixteen) consecutive, quarterly payments, commencing as of April 1, 2012 and thereafter on the first day of each calendar quarter, ending with the final payment on January 1, 2016.

3.2
Notwithstanding the foregoing, as of the Loan Date, there will be a two year grace period prior to commencement of repayment of the principal of the Loan (the “Grace Period”). Accordingly, for each of the first eight quarterly repayments, the repayment will comprise of accrued Interest, without principal. The principal of the Loan will be repaid in eight equal installments over the subsequent eight quarters, together with accrued Interest, commencing April 1, 2014.

4.	Conversion

4.1
During the Grace Period, Lender shall have the right, in its discretion, to convert the outstanding balance of the Loan and accrued Interest into shares of Borrower’s common stock, in accordance with the provisions of this Section 4.

4.2	Conversion may be of all of the outstanding balance of the Loan and accrued Interest, or any part thereof from time to time during the Grace Period.

4.3
The conversion will be at a price per share of $0.03, according to the Representative Dollar/Shekel Exchange Rate known at the date of conversion. If, however, at any time prior to full repayment of the Loan, Borrower shall conduct a Rights Offering, then, notwithstanding the foregoing, the price per share in the event of a subsequent conversion by Lender pursuant to this Agreement shall be the price per share in said Rights Offering. Lender shall also be entitled, in its discretion, to exercise all or part of its conversion rights in the context of exercising its rights in such Rights Offering.

4.4
Conversion will be by means of written notice by Lender to Borrower, stating the amount of outstanding Loan and accrued Interest which is being converted. Within 30 days of receiving a conversion notice, the Borrower shall issue to Lender, or to Lender’s order, the applicable quantity of shares of Borrower’s common stock.

4.5
Any and all amounts of the outstanding Loan and accrued Interest which are so converted by Lender will be deemed repaid by Borrower upon the issue to Lender, or to Lender’s order, of the applicable quantity of shares of Borrower’s common stock.

4.6	The conversion right shall expire at the end of the Grace Period.

5.	Late Payment

Without derogating from any statutory remedies and/or other remedies available under the terms of this Agreement, any sums not paid by Borrower at the appointed time under this Agreement shall be  subject to interest at the highest rate of interest then charged by Bank Leumi of Israel in respect of Dollar sums overdrawn beyond an agreed credit facility, such interest to accrue from the date payment was originally due until the date of actual payment; this interest rate shall initially be determined on the date payment was originally due, and thereafter monthly until the date of actual payment. Nothing in this Section 5 may be construed in any way as derogating from Borrower’s undertaking and obligation to repay the Loan and pay the Interest as set forth above. Arrears interest accruing pursuant to the terms of this Section 5 shall, for all intents and purposes, be deemed part of the Interest, as defined herein.

Loan Agreement: HOMI - Bahry
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6.	Specified Purpose of Loan

6.1
The Parties hereby confirm and agree that Borrower requested the Loan for the sole purpose of using all of said Loan to finance its activity in the ordinary course of business, including making financing available to one or more of its subsidiaries, to finance their activity in the ordinary course of business (the “Specified Purpose”).

6.2	Borrower hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

6.3
Borrower hereby recognizes and acknowledges that Lender’s consent to make the Loan to Borrower in accordance with the terms hereof is inter alia subject to and in reliance upon Borrower’s undertaking as set forth in Section 6.2 above, which is a fundamental condition of this Agreement.

7.	Borrower’s General Covenants

7.1
Borrower shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

7.2
Borrower shall conduct its affairs in such manner as is appropriate for a public company whose shares are traded on the New York OTCQB, and in accordance with all laws and regulations by which it is bound.

7.3
Other than in the ordinary course of business or otherwise as agreed to in writing by the Lender, on a case by case basis, Borrower shall not create, incur, or assume any indebtedness, nor shall it create incur, assume or suffer any mortgage, pledge, lien, security interest, charge or encumbrance of any kind or nature in or upon any of its property or assets, whether now owned or hereafter acquired, nor shall it sell, lease, assign, transfer or otherwise dispose of any of its assets, including its accounts receivable.

8.	Representations and Warranties

Borrower hereby represents and warrants to Lender as follows:

8.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

8.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

8.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained, or that they will be obtained within 30 days of the date hereof and until such time as they are obtained no use will be made of the Loan, which will, until such time, be deemed held in trust for Lender by Borrower;

8.4
that this Agreement and the entire contents thereof do not require that any notice be made to any authorities, other than notice which has already been made by Borrower or which will be made by Borrower in a timely manner (such as a Form 8-K), in accordance with all laws and regulations by which Borrower is bound, in accordance with directions which Borrower will receive from its US Legal Counsel.

Loan Agreement: HOMI - Bahry
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9.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan and Interest, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

9.1	Borrower shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days after the occurrence thereof;

9.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of Borrower to repay the Loan and pay the Interest, in accordance with the schedule set forth herein, and that failure by Borrower to repay the Loan and pay the Interest in such manner shall be considered an Event of Default, regardless of the reason for such failure, and without Lender being required to deliver any kind of notice to Borrower;

9.3
Borrower shall default in the performance of any material covenant or obligation contained herein or in any other agreement, debenture, pledge, promissory note or other instrument of indebtedness with Lender and such default is not remedied within thirty (30) days after the occurrence thereof;

9.4	Borrower uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

9.5	any representation or warranty made by or on behalf of Borrower to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been incorrect or misleading;

9.6
any judgment materially affecting the ability of Borrower to repay the Loan and pay the Interest shall be entered against Borrower or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

9.7
any proceedings seeking to declare Borrower bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against Borrower, and such proceeding shall not be dismissed within thirty (30) days;

9.8	any event shall occur materially affecting the ability of Borrower to repay the Loan and pay the Interest under the terms of this Agreement.

10.	Miscellaneous

10.1
In view of the fact that Lender is owned by a shareholder in Borrower who is currently the Chairman of Borrower’s Board of Directors, Lender hereby agrees that, so long as its owner owns more than 1% of Borrower’s issued and outstanding share capital or is a member of Borrower’s Board of Directors, he will not participate in any vote taken by any of the organs within Borrower’s corporate structure in connection with this Agreement. This clause is in addition to, and without derogating from, the provisions of applicable law that may apply to this Agreement in connection with its being an agreement between a corporation and individuals who are shareholders and directors of that corporation.

10.2
Lender shall be entitled, at any time and without requiring the consent of Borrower or any other individual, to assign all or any part of his rights under this Agreement, to any other entity. Borrower shall not be entitled to assign all or any part of its rights and/or obligations under this Agreement, without Lender’s advance written consent.

10.3	No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

10.4
As used in this Agreement, the term “including”, and all derivations thereof, shall mean “including, without limitation”, unless expressly stipulated to the contrary. Where the context permits, use of the singular number includes the plural and vice versa and words denoting any gender shall include all genders. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. Section headings are for convenience purposes only, and may not be used in the construction or interpretation of this Agreement.

10.5
No failure or delay on the part of any party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

Loan Agreement: HOMI - Bahry
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10.6
In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

10.7
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces any previous agreements between the parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

10.8
This Agreement shall be governed by and construed in accordance with the laws of Israel, without regard to its rules of conflict of laws. The parties hereby agree and submit to the exclusive jurisdiction of the competent courts in the city of Tel-Aviv, with respect to any claim or dispute arising out of and/or in connection with this Agreement. For this purpose, Borrower hereby gives notice that an address for service of court papers in any action relating to this Agreement shall be c/o HOMI Israel Ltd., Merkazim A Building, 1 Aba Eben Street, 3rd Floor, Herzliya Pituach 46725, Israel.

10.9
Notices sent by one party to the other under this Agreement will be sent by registered mail to the addresses specified herein, delivered by hand, or transmitted by fax and will be deemed to have reached their destination within 5 days of being deposited with the Post Office for dispatch as registered mail (10 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax.

10.10
This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the parties have executed this

Loan Agreement on the date first above written:

SIGNED for and on behalf of                                                                                                )
Hotel Outsource Management International, Inc.                                                           )
                                           )
By: /s/Daniel Cohen, Jacob Ronnel                                                                                        )

SIGNED by:                                                                                                                        )
/s/Bahry Business & Finance (1994) Ltd                                                                         )